SOMMER & SCHNEIDER LLP
                          595 STEWART AVENUE, SUITE 710
                           GARDEN CITY, NEW YORK 11530
                                  ------------
Herbert H. Sommer                                       Telephone (516) 228-8181
Joel C. Schneider                                       Facsimile (516) 228-8211



                                                               December 21, 1999


                          Combined Opinion and Consent


Q-Med, Inc.
100 Metro Park South
Laurence Harbor, NJ  08878

     Re:  Issuance of Common Stock
          1997 Equity Incentive Plan (the "Plan") and Warrants

Gentlemen:

     We have acted as counsel to Q-Med, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 940,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock"). The Shares may be issued from time to time in the manner specified in the above referenced Plan and Warrants.

     In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware;



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Q-Med, Inc.
December 21, 1999
Page 2

(2) The Shares, when issued in accordance with the Plan (copy as annexed as Exhibit 4.1 to the Registration Statement), will be legally issued, fully paid and non-assessable.

     This opinion is limited to the General Corporation Law and the Constitution of the State of Delaware are and we express no opinion with respect to the laws of any other jurisdiction. We wish to advise you that partners of our firm hold options and warrants to purchase an aggregate of 125,000 shares of the Company's Common Stock and that Herbert Sommer serves as Secretary of the Company. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                                 Very truly yours,

                                                 /s/ Herbert H. Sommer

                                                 Herbert H. Sommer

HHS/md